Exhibit 99.1

PRESS RELEASE

May 2, 2022

Nikola Announces $200 Million Convertible Senior Notes Investment

PHOENIX. May 2, 2022 — Nikola Corporation (NASDAQ: NKLA) (“Nikola”, or the “Company”), a global leader in zero-emissions transportation and energy infrastructure solutions, today announced that an institutional investor has agreed to make a $200 million investment in Nikola through the purchase of convertible senior notes.

Funds advised by Antara Capital LP have agreed to purchase $200 million aggregate amount of 8.00% / 11.00% Convertible Senior Notes due 2026 (the “Notes”). The Notes will bear interest at a rate of 8.00% if paid in cash, or at a rate of 11.00% through the issuance of additional Notes, at the Company’s election.

The Notes will be convertible at an initial conversion price to be determined prior to closing. The initial conversion price will represent a 30% premium to the lower of Nikola’s volume-weighted average price over a pre-determined time period between this announcement and closing of the Notes and the closing price of Nikola’s common stock on the last trading day prior to the date of this announcement, but will not be lower than 110% of such closing price. Upon conversion Nikola will have the right to settle the Notes in cash, shares, or any combination thereof at its election. The Notes will mature on May 31, 2026, unless redeemed, repurchased, or converted prior to such date.

“We are very pleased to announce the investment in Nikola convertible senior notes, which is a testimonial to the Company’s recent accomplishments of having achieved both operational and strategic milestones. These include shipment of our initial serial production battery electric (BEV) trucks to dealers for customer delivery and the start of fuel cell electric (FCEV) truck pilot testing with select customers as well as the continued expansion of our strategic partner network,” said Nikola CEO Mark Russell. “We believe that Nikola is at an inflection point as we see our customer momentum accelerating which requires scaling of our operations and investments in the H2 infrastructure build-out. The significant capital investment we have attracted will help fund Nikola’s growth and execution against our stated strategy into 2023.”

Nikola intends to use the net proceeds from the sale of the Notes along with its other liquidity sources for business expansion in the form of scaling truck manufacturing and tooling setup, accelerating the development of its H2 infrastructure, as well as for general corporate purposes.

Nikola CFO Kim Brady commented on the agreement: “Including the $200 million investment we announced today, Nikola would have had a total cash and liquidity position of approximately $1.0 billion as of March 31, 2022, which we intend to deploy to fund our growth plans. The investment is the next step in solidifying our liquidity position at attractive terms. At the same time, we are strengthening our long-term, institutional investor base across the capital structure, which is reflective of Nikola’s evolving maturity and increasing attractiveness to investors.”

Additional information regarding this announcement may be found in a Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Citigroup Global Markets Inc. acted as sole financial advisor to Nikola on the transaction, and Pillsbury Winthrop Shaw Pittman LLP served as legal advisor.

Davis Polk & Wardwell LLP served as legal advisor to Citigroup Global Markets Inc.

The Notes and any shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The investment agreement contemplates that the Notes will be transferrable to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Nikola has agreed to file a registration statement with the SEC as soon as reasonably practicable after the closing, registering the resale of the shares of common stock issuable upon the conversion of the Notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Nikola common stock, if any, into which the Notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT NIKOLA CORPORATION

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

FORWARD LOOKING STATEMENTS OF NIKOLA CORPORATION

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company, including statements relating to the closing of the investment, the anticipated use of net proceeds from the investment and any expected benefits to the Company from the application of such proceeds, the Company’s belief that it is at an inflection point and whether the investment will help fund the Company’s growth and execution against its stated strategy into 2023. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks related to whether the Company will be able to satisfy the conditions required to close the sale of the Notes; the fact that the Company’s management will have broad discretion in the use of the net proceeds from any sale of the Notes and risks and uncertainties related that use of proceeds; the potential impact of market and other general economic conditions; design and manufacturing changes and delays; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of legal, regulatory and judicial proceedings to which the Company is, or may become a party; demand for and customer acceptance of the Company’s trucks; risks associated with development and testing of fuel-cell power modules and hydrogen storage systems; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the factors, risks and uncertainties regarding the Company’s business described in the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as amended, in addition to the Company’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

INVESTOR INQUIRIES:

investors@nikolamotor.com